                                                                    EXHIBIT 11
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

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
                                                           Three months ended
                                                                March 31,
                                                         ----------------------
                                                           1996          1995
                                                         ---------    ---------
PER SHARE DATA
Net income (loss), primary                               $  80,914    $ (74,560)
                                                         ---------    ---------
                                                         ---------    ---------
Net income (loss), fully diluted                         $  80,914    $ (74,560)
                                                         ---------    ---------
                                                         ---------    ---------

Net income (loss) per common and
     common equivalent shares, primary                     $ .03        $ (.02)
                                                           -----        ------
                                                           -----        ------

Net income (loss) per common and
     common equivalent shares, fully diluted               $ .03        $ (.02)
                                                           -----        ------
                                                           -----        ------

WEIGHTED AVERAGE NUMBER OF COMMON
AND COMMON EQUIVALENT SHARES

Primary:

     Weighted average number of common
           shares outstanding                            3,119,816    3,013,837
     Common equivalent shares:
          Dilutive stock options and warrants,
               using the treasury stock method              10,647         ----
                                                         ---------    ---------
                                                         3,130,463    3,013,837
                                                         ---------    ---------
                                                         ---------    ---------

Fully Diluted:

     Weighted average number of common
          shares outstanding                             3,119,816    3,013,837
     Common equivalent shares:
          Dilutive stock options and warrants
            using the treasury stock method                 15,647         ----
                                                         ---------    ---------
                                                         3,135,463    3,013,837
                                                         ---------    ---------
                                                         ---------    ---------
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